UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – JUNE 16 , 2009

ECOLOCAP SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51213	20-0909393

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

740, St-Maurice Street
Suite 102
Montreal H3C 1L5
(Address of principal executive offices)

(514) 876-3907
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 16, 2009, Robert Clarke resigned as Chairman of the Board of Directors and as a member of the Board of Directors. Mr. Clarke did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

     On June 16, 2009, Jeung Kwak was appointed to the Board of Directors and was elected Chairman of the Board of Directions. Also on June 16, 2009, Micheal Siegel was appointed to the Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date: June 22, 2009

ECOLOCAP SOLUTIONS, INC.

By: CLAUDE PELLERIN
Claude Pellerin
Director